SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 21, 2009
NEWALLIANCE BANCSHARES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	1-32007	52-2407114
(State or other jurisdiction of	(Commission File Number)	(I.R.S. employer
incorporation or organization)		identification number)

195 Church Street
New Haven, Connecticut 06510
(203)787-1111
(address and telephone number)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01	Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.7.12:	Employment Agreement among NewAlliance Bank, NewAlliance Bancshares, Inc. and Cecil Eugene Kirby, Jr. dated as of April 21, 2009

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 27, 2009, Mr. Cecil Eugene Kirby, Jr. has been appointed President of NewAlliance Bank (the “Bank”) and Executive Vice President of NewAlliance Bancshares, Inc. (the “Company”).  Mr. Kirby, who is 49 years old, currently and since December 12, 2008, serves as a consultant to the Chief Executive Officer of SunTrust Banks. Prior to that, he was Corporate Executive Vice President of SunTrust Banks, Inc. with responsibility for the retail banking line of business, the commercial line of business, consumer product management, call center operations and corporate marketing. Prior to 2002, Mr. Kirby was the Director of eBusiness for SunTrust and prior to that he was a regional retail line of business manager. He assumed responsibility for the corporate marketing activities in November 2006. He assumed responsibility for the commercial line of business and consumer product management in August 2007.

The Bank, Company and Mr. Kirby have entered into an Employment Agreement, attached hereto as Exhibit 10.7.6 and incorporated herein by reference.  Information regarding Mr. Kirby’s compensatory arrangements is set forth in the Employment Agreement.

Mr. Kirby does not have any family relationships with any director or executive officer of the Bank or the Company.  Mr. Kirby also does not have any transactions with related persons for purposes of Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Not applicable
(d)	Exhibit.

Exhibit No.	Description
10.7.12	Employment Agreement among NewAlliance Bank, NewAlliance Bancshares, Inc. and Cecil Eugene Kirby, Jr. dated as of April 21, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
NEWALLIANCE BANCSHARES, INC.

By: /s/ Merrill B. Blanksteen
Merrill B. Blanksteen
Executive Vice President and Chief Financial Officer

Date: April 21, 2009

EXHIBIT INDEX

Exhibit Number	Description
10.7.6	Employment Agreement among NewAlliance Bank, NewAlliance Bancshares, Inc. and Cecil Eugene Kirby, Jr. dated as of April 21, 2009